EXHIBIT 99.1

Akorn Provides Fourth Quarter and Full Year 2019 Results

LAKE FOREST, Ill., Feb. 26, 2020 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq: AKRX), a leading specialty pharmaceutical company, today announced its financial results for the quarter and year ended December 31, 2019.

Fourth Quarter 2019 Results and Recent Developments

  Net revenue was $162 million, an increase of $9 million, or 5.8%, compared to the fourth quarter of 2018.
  Net loss was $81 million compared to a net loss of $215 million in the fourth quarter of 2018.
  Adjusted EBITDA was $18 million compared to $(20) million in the fourth quarter of 2018.
  Reached an agreement with our lenders to execute a sale of Akorn’s business, potentially using Chapter 11 protection, as previously disclosed on the Company’s Form 8-K filed on February 12, 2020.

Douglas Boothe, Akorn’s President and Chief Executive Officer, stated, “Our fourth quarter and full year 2019 results reflect the operational progress achieved throughout the course of the year. As we move forward through the sale process, we will continue to fulfill contractual obligations to suppliers and customers and deliver safe and effective pharmaceutical products for patients that depend on them.”

Summary Financial Results for the Quarter Ended December 31, 2019:

Akorn reported net revenue of $162.3 million for the three month period ended December 31, 2019, representing an increase of $8.9 million, or 5.8%, as compared to net revenue of $153.4 million for the three month period ended December 31, 2018.  The increase in net revenue in the period was primarily due to increases of $8.7 million and $4.4 million in organic revenue and new products, respectively, partially offset by a decline in discontinued products revenue of $4.2 million.  The $8.7 million increase in organic revenue was due to approximately $14.5 million, or 9.8% of favorable price variance primarily due to price increases on certain exclusive products partially offset by $5.8 million, or 3.9% in volume decline.  The volume decline was principally due to the effect of competition on a number of products, including Myorisan® and Amicar® Tablets.

Consolidated gross profit for the quarter ended December 31, 2019 was $59.8 million, or 36.9% of net revenue, compared to $25.2 million, or 16.5% of net revenue, in the corresponding prior year quarter.  The increase in the gross profit percentage was principally due to favorable price and decreased costs associated with FDA compliance related improvement activities, partially offset by unfavorable product mix.

GAAP net loss for the fourth quarter 2019 was $(80.7) million, or $(0.64) per diluted share, compared to GAAP net loss of $(215.0) million, or $(1.71) per diluted share, in the same quarter of 2018.  Including a net adjustment of $71.9 million to net income for non-GAAP items, adjusted diluted earnings per share for the fourth quarter 2019 were $(0.07), compared to $(0.29) in the same quarter 2018, after a net adjustment of $179.2 million to net income for non-GAAP items.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $(42.5) million for the fourth quarter 2019, compared to $(174.1) million for the fourth quarter 2018.  Adjusted EBITDA, which is a non-GAAP measure used by management to evaluate the operations of the Akorn business, was $17.6 million for the fourth quarter 2019, compared to $(19.9) million for the fourth quarter 2018.  See “Non-GAAP Financial Measures” below.

Summary Financial Results for the Year Ended December 31, 2019:

Akorn reported net revenue was $682.4 million for the year ended December 31, 2019, representing a decrease of $11.6 million, or 1.7%, as compared to net revenue of $694.0 million for the year ended December 31, 2018.  The decrease in net revenue in the period was primarily due to $19.4 million and $4.2 million decline in discontinued products revenue and organic revenue, respectively, partially offset by $12.0 million increase in net revenue from new products.  The $19.4 million decline in discontinued products was primarily due to the product Methylene Blue.  The $4.2 million decline in organic revenue was due to approximately $81.1 million, or 12.2%, in volume declines mostly offset by $76.9 million, or 11.6% of favorable price variance primarily due to price increases on certain exclusive products.  The volume decline was principally due to the effect of competition on a number of products, including Amicar® Tablets, Fluticasone Rx, Nembutal and Clobetasol Cream as well as supply shortfalls from the continued production ramp-up at our Somerset manufacturing facility.

Consolidated gross profit for the year ended December 31, 2019 was $252.7 million, or 37.0% of revenue, compared to $246.0 million, or 35.4% of revenue, for the year ended December 31, 2018.  The increase in the gross profit percentage was principally due to favorable price partially offset by unfavorable product mix and increased costs associated with FDA compliance related improvement activities.

GAAP net loss for 2019 was $(226.8) million, or $(1.80) per diluted share, compared to net loss of $(401.9) million, or $(3.21) per diluted share, for 2018.  After a net adjustment of $205.2 million to net income for non-GAAP items, adjusted diluted earnings per share for 2019 were $(0.17), compared to $(0.19) for 2018, after a net adjustment of $378.2 million to net income for non-GAAP items.

EBITDA was $(148.1) million for 2019, compared to $(309.5) million for 2018.  Adjusted EBITDA, which is a non-GAAP measure used by management to evaluate the performance of the Akorn business, was $78.2 million for 2019, compared to $49.3 million for 2018.  See “Non-GAAP Financial Measures” below.

About Akorn:

Akorn, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) adjusted net loss, (4) adjusted diluted earnings per share, (5) net debt, and (6) net debt to adjusted EBITDA ratio.  These non-GAAP measures adjust for certain specified items that are described in this release.  The Company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results.  The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses these measures in analyzing its business and financial condition.  Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and; therefore, have limits in their usefulness to investors.  In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures.  Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures.

EBITDA, as defined by the Company, represents net loss before net interest expense, provision (benefit) for income taxes and depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net loss, (minus) plus:

Interest expense, net
Provision (benefit) for income taxes
Depreciation and amortization
Non-cash expenses, such as impairment of long-lived assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements, restatement expenses and various merger and acquisition-related expenses, employee retention expense, legal and financial advisory fees, fixed asset impairment, executive termination expenses, data integrity investigations & assessment, gain on disposal of fixed assets, and
Fresenius transaction & litigation

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net (loss), as defined by the Company, is calculated as follows:

Net (loss), (minus) plus:

Amortization expense
Non-cash expenses, such as impairment of long-lived assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements, restatement expenses and various merger and acquisition-related expenses, employee retention expense, legal and financial advisory fees, fixed asset impairment, executive termination expenses, data integrity investigations & assessment, gain on disposal of fixed assets, and
Fresenius transaction & litigation
Less an estimated tax (benefit) provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted diluted (loss) per share, as defined by the Company, is equal to adjusted net (loss) divided by the actual or anticipated diluted share count for the applicable period.  The Company believes that adjusted net (loss) and adjusted diluted (loss) per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

Net debt, as defined by the Company, is gross debt including Akorn’s term loan less cash and cash equivalents.

Net debt to adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months adjusted EBITDA.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period.  For example, adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Adjusted net (loss) does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees.  Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.  Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures as presented in this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that may constitute “forward-looking statements”, including statements regarding the Company’s business plan, financial performance and the path and milestones for executing a sale of Akorn’s business, potentially through the filing of Chapter 11 cases under the U.S. Bankruptcy Code.  You can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expect,” “continue,” “believe,” “seek,” “anticipate,” “estimate,” “intend,” “could,” “would,” “potential,” or the negative of such terms or other similar expressions.  These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to: (i) the effect of the Delaware Court of Chancery’s October 1, 2018 decision against the Company and the Delaware Supreme Court’s December 7, 2018 order affirming the Chancery Court’s decision on the Company's ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation against the defendants or related to the Chancery Court’s decision and Delaware Supreme Court’s affirmation may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company, with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and compliance with certain covenants and other obligations under the Second Amendment to Standstill Agreement and Third Amendment to Credit Agreement (the “Second Amended Standstill Agreement”), which create material uncertainties and risks to its growth and business outlook, (viii) the Company’s obligation under the Second Amended Standstill Agreement to pay certain fees and expenses and increased interest margin, (ix) the Company’s exploration of strategic alternatives, including the alternatives of seeking to restructure its indebtedness and/or implement a strategic transaction (including a sale of its assets) with the protections of a filing under Chapter 11 of the U.S. Bankruptcy Code, (x) the risk that the holders of a significant number of shares have opted out of and elected not to participate in or be bound by the settlement agreement with the putative class members in the pending securities class action (the “Settlement Agreement”), (xi) the risk that the Settlement Agreement may not obtain the necessary approval by the court or may be terminated in accordance with its terms, (xii) the risk that insurance proceeds, common shares or other consideration contemplated to be exchanged pursuant to the proposed settlement is not available at the appropriate time and (xiii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the Securities and Exchange Commission (“SEC”) on February 26, 2020) and other risk factors identified from time to time in the Company’s filings with the SEC.  Readers should carefully review these risk factors, and should not place undue reliance on the Company's forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report.  The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

AKORN, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)
(In Thousands, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
REVENUES	$162,257	$153,386	$682,429	$694,018
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	102,450	128,139	429,723	448,002
GROSS PROFIT	59,807	25,247	252,706	246,016
Selling, general and administrative expenses	84,781	69,800	273,871	279,749
Research and development expenses	9,957	10,867	37,500	47,321
Amortization of intangibles	9,375	13,487	39,765	53,472
Impairment of goodwill	—	—	15,955	—
Impairment of intangible assets	18,749	118,088	29,497	231,086
Litigation rulings, settlements and contingencies	(19,075)	8,870	44,179	22,814
TOTAL OPERATING EXPENSES	103,787	221,112	440,767	634,442
OPERATING (LOSS)	(43,980)	(195,865)	(188,061)	(388,426)
Amortization of deferred financing costs	(16,014)	(1,304)	(31,554)	(5,216)
Interest expense, net	(18,703)	(13,569)	(69,353)	(45,900)
Other non-operating income, net	384	1,378	1,190	1,360
(LOSS) BEFORE INCOME TAXES	(78,313)	(209,360)	(287,778)	(438,182)
Income tax provision (benefit)	2,347	5,678	(61,008)	(36,273)
NET (LOSS)	$(80,660)	$(215,038)	$(226,770)	$(401,909)
NET (LOSS) PER COMMON SHARE:
NET (LOSS), BASIC AND DILUTED	$(0.64)	$(1.71)	$(1.80)	$(3.21)
SHARES USED IN COMPUTING NET (LOSS) PER COMMON SHARE:
WEIGHTED AVERAGE BASIC AND DILUTED	126,146	125,083	125,977	125,383
COMPREHENSIVE (LOSS):
Net (loss)	$(80,660)	$(215,038)	$(226,770)	$(401,909)
Unrealized holding (loss) gain on available-for-sale securities, net of tax of $1 and $6 for the years ended December 31, 2019 and 2018, respectively.	(2)	(12)	(5)	(21)
Foreign currency translation (loss) gain for the years ended December 31, 2019 and 2018, respectively.	512	3,866	(667)	(8,001)
Pension liability adjustment (loss) gain, net of tax of $787 and $389 for the year ended December 31, 2019 and 2018, respectively.	(3,213)	(1,541)	(3,100)	(1,529)
COMPREHENSIVE (LOSS)	$(83,363)	$(212,725)	$(230,542)	$(411,460)

AKORN, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$144,804	$224,868
Trade accounts receivable, net	134,173	153,126
Inventories, net	170,047	173,645
Prepaid expenses and other current assets	31,023	32,180
TOTAL CURRENT ASSETS	480,047	583,819
PROPERTY, PLANT AND EQUIPMENT, NET	295,533	334,853
OTHER LONG-TERM ASSETS
Goodwill	267,923	283,879
Intangible assets, net	215,801	284,976
Right-of-use assets, net - Operating leases	22,445	—
Other non-current assets	6,890	7,730
TOTAL OTHER LONG-TERM ASSETS	513,059	576,585
TOTAL ASSETS	$1,288,639	$1,495,257
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$44,958	$39,570
Accrued royalties	5,956	6,786
Accrued compensation	13,005	19,745
Current portion of long-term debt (net of deferred financing costs)	843,328	—
Accrued administrative fees	31,725	36,767
Current portion of accrued legal fees and contingencies	23,673	52,413
Current portion of lease liability - Operating leases	2,290	—
Accrued expenses and other liabilities	20,652	15,542
TOTAL CURRENT LIABILITIES	985,587	170,823
LONG-TERM LIABILITIES
Long-term debt (net of non-current deferred financing costs)	—	820,411
Deferred tax liability	225	566
Uncertain tax liabilities	2,633	49,990
Long-term lease liability - Operating leases	22,021	—
Long-term portion of accrued legal fees and contingencies	33,000	—
Pension obligations and other liabilities	10,881	9,601
TOTAL LONG-TERM LIABILITIES	68,760	880,568
TOTAL LIABILITIES	1,054,347	1,051,391
SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value —5,000,000 shares authorized; no shares issued or outstanding at December 31, 2019 and 2018	—	—
Common stock, no par value — 150,000,000 shares authorized; 126,145,832 and 125,492,373 shares issued and outstanding at December 31, 2019 and 2018	595,521	574,553
Accumulated deficit	(333,938)	(107,168)
Accumulated other comprehensive (loss)	(27,291)	(23,519)
TOTAL SHAREHOLDERS’ EQUITY	234,292	443,866
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,288,639	$1,495,257

AKORN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year ended December 31,
	2019	2018
OPERATING ACTIVITIES:
Net (loss)	$(226,770)	$(401,909)
Depreciation and amortization	70,300	82,805
Impairment of intangible assets	29,497	231,086
Goodwill impairment	15,955	—
Fixed asset impairment and other	39,894	6,135
Amortization of debt financing costs	31,554	5,216
Non-cash stock compensation expense	21,281	21,503
Non-cash interest expense	3,626	—
Deferred income taxes, net	(339)	(37,396)
Other	(32)	421
Changes in operating assets and liabilities:
Trade accounts receivable, net	18,879	(11,627)
Inventories, net	3,877	9,694
Prepaid expenses and other current assets	(1,075)	3,847
Other non-current assets	1,229	(3,120)
Trade accounts payable	5,490	(5,002)
Accrued legal fees and contingencies	4,260	24,120
Uncertain tax liabilities	(47,357)	9,690
Accrued expenses and other liabilities	(7,188)	(4,357)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(36,919)	(68,894)
INVESTING ACTIVITIES:
Proceeds from disposal of assets	132	30
Payments for intangible assets	(87)	(50)
Purchases of property, plant and equipment	(30,447)	(69,111)
NET CASH (USED IN) INVESTING ACTIVITIES	(30,402)	(69,131)
FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	—	546
Stock compensation plan withholdings for employee taxes	(313)	(777)
Payments of contingent acquisition liabilities	—	(4,793)
Debt financing costs	(12,263)	—
Lease Payments	(352)	(14)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(12,928)	(5,038)
Effect of changes in exchange rate changes on cash and cash equivalents	62	(1,032)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(80,187)	(144,095)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF YEAR	225,794	369,889
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF YEAR	$145,607	$225,794

AKORN, INC.
Reconciliation of GAAP Net (LOSS) to Non-GAAP EBITDA and Adjusted EBITDA
(In Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
NET (LOSS)	$(80,660)	$(215,038)	$(226,770)	$(401,909)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Interest expense, net	18,703	13,569	69,353	45,900
Amortization expense	9,380	13,487	39,825	53,472
Depreciation expense	7,683	8,217	30,475	29,333
Income tax provision (benefit)	2,347	5,678	(61,008)	(36,273)
EBITDA	$(42,547)	$(174,087)	$(148,125)	$(309,477)

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Impairment of fixed assets and other	29,509	6,081	39,894	6,058
Amortization of deferred financing costs	16,014	1,304	31,554	5,216
Impairment of intangible assets	18,749	118,088	29,497	231,086
Non-cash stock compensation expense	5,246	4,304	21,281	21,503
Impairment of goodwill	—	—	15,955	—
(Gain) on disposal of fixed assets	(2)	—	(32)	(201)
Litigation rulings, settlements and contingencies	(19,075)	3,870	44,179	17,814
Legal and financial advisory fees	4,877	—	16,425	—
Data integrity investigations & assessment	1,327	6,021	12,006	28,420
Fresenius transaction & Securities Class Action Litigation	1,817	8,315	7,952	42,939
Employee retention expense	1,264	(12)	6,420	366
Executive termination expenses	401	6,455	1,236	6,455
Merger and acquisition-related expenses	6	22	33	121
Restatement expenses	—	(272)	(26)	(1,018)
ADJUSTED EBITDA	$17,586	$(19,911)	$78,249	$49,282

The table below sets forth expenses included in Net (loss) that have not been included as adjustments to arrive at EBITDA and Adjusted EBITDA in the preceding table.

	($ in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
FDA compliance related expenses	$7,738	$12,517	$35,145	$22,251
Failure to supply penalties (recorded as a contra-revenue)	3,113	7,462	12,738	22,453
India costs	$1,264	$1,705	$6,409	$7,986
TheraTears® direct-to-consumer advertising campaign	1,536	6,219	5,486	17,393

AKORN, INC.
Reconciliation of GAAP Net (Loss) to Non-GAAP Adjusted Net (Loss) and
Adjusted Diluted (Loss) Per Share
(In Thousands, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
NET (LOSS)	$(80,660)	$(215,038)	$(226,770)	$(401,909)
Income tax provision (benefit)	2,347	5,678	(61,008)	(36,273)

(LOSS) BEFORE INCOME TAXES	$(78,313)	$(209,360)	$(287,778)	$(438,182)

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET (LOSS):
Impairment of fixed assets and other (9)	29,509	6,081	39,894	6,058
Amortization expense (2, 5)	9,380	13,487	39,825	53,472
Amortization of deferred financing costs (8)	16,014	1,304	31,554	5,216
Impairment of intangible assets (7)	18,749	118,088	29,497	231,086
Non-cash stock compensation expense (2, 3, 4)	5,246	4,304	21,281	21,503
Impairment of goodwill (7)	—	—	15,955	—
(Gain) on disposal of fixed assets (2, 6)	(2)	—	(32)	(201)
Litigation rulings, settlements and contingencies (10)	(19,075)	3,870	44,179	17,814
Legal and financial advisory fees (2)	4,877	—	16,425	—
Data Integrity investigations & assessment (2)	1,327	6,021	12,006	28,420
Fresenius transaction & Securities Class Action Litigation (2)	1,817	8,315	7,952	42,939
Employee retention expense (2,3,4)	1,264	(12)	6,420	366
Executive termination payments (2, 3)	401	6,455	1,236	6,455
Merger & acquisition-related expenses (1)	6	22	33	121
Restatement expenses (2)	—	(272)	(26)	(1,018)

ADJUSTED (LOSS) BEFORE INCOME TAX	$(8,800)	$(41,697)	$(21,579)	$(25,951)

Option exercise and RSU vesting tax impact (11)	—	(332)	—	(2,748)
Adjustments to Income Tax (Benefit) Provision (11)	—	(5,547)	—	466
TOTAL ADJUSTED INCOME TAX (BENEFIT)	$—	$(5,879)	$—	$(2,282)

ADJUSTED NET (LOSS)	$(8,800)	$(35,818)	$(21,579)	$(23,669)

ADJUSTED DILUTED (LOSS) PER SHARE (10)	$(0.07)	$(0.29)	$(0.17)	$(0.19)

(1) - Excluded from Acquisition-related costs
(2) - Excluded from SG&A expenses
(3) - Excluded from R&D expenses
(4) - Excluded from Cost of sales
(5) - Excluded from Amortization of intangibles
(6) - Excluded from Other non-operating (expense) income, net
(7) - Excluded from Impairment of goodwill, intangible assets
(8) - Excluded from Amortization of deferred financing costs
(9) - Excluded from Impairment of fixed assets
(10) - Excluded from Litigation rulings, settlements and contingencies
(11) - Included in Income tax expense

AKORN, INC.
Reconciliation of GAAP Debt to Non-GAAP Net Debt and Net Debt to Adjusted EBITDA Ratio
(In Thousands, Except Net Debt to Adjusted EBITDA Ratio)

December 31, 2019
GAAP Debt	$843,328
Deferred financing costs	8,629
Total term loans outstanding	$851,957
Cash and cash equivalents	144,804
Net debt (1)	$707,153

Adjusted EBITDA, trailing twelve months ended	$78,250

Net debt to adjusted EBITDA ratio (2)	9.0

(1) Net debt, as defined by the Company, is gross debt including Akorn’s term loan balance less cash and cash equivalents.

(2) Net debt to Adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months Adjusted EBITDA.

Investors/Media:
(847) 279-6162
Investor.relations@akorn.com